CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32875) of Johnson & Johnson of our report dated June 24, 2009 relating to the financial statements of Johnson & Johnson Retirement Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers

New York, NY
June 25, 2009